Exhibit 24

                        POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation (the "Corporation"), does hereby constitute and appoint JAMES A. BLANDA, RICHARD F. KOTZ, STEPHEN D. CARP, GEORGE F. SLOOK and KEITH E. TROST, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to annual reports on Form 10-K, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Corporation or as a director or officer, or both, of the Corporation, as indicated below opposite his or her signature, to annual reports on Form 10-K or any amendment or papers supplemental thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, as of this 26th day of March, 1996.

          NAME                     TITLE


/s/ Keith E. Trost                 Director and President
Keith E. Trost                     (Principal Executive Officer)


/s/ Stephen D. Carp                Vice President, Finance and
Stephen D. Carp                    Assistant Secretary
                                   (Principal Financial
                                   and Accounting Officer)


/s/ James A. Blanda                Director
James A. Blanda


/s/ James D. Constantine           Director
James D. Constantine


/s/ Alan J. Lacy                   Director
Alan J. Lacy


/s/ Alice M. Peterson              Director
Alice M. Peterson


/s/ Larry R. Raymond               Director
Larry R. Raymond


/s/ George F. Slook                Director
George F. Slook